SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 13, 2011

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15683	88-0381646
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

No. 1 Yantai Third Road, Centralism Area, Haping Road Harbin Economic and Technological Development Zone Harbin, Heilongjiang Province, People’s Republic of China 150060
(Address of principal executive offices) (Zip Code)

86-451-5175-0888
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On July 13, 2011 the Board of Directors of China Green Material Technologies, Inc.  approved the dismissal of Marcum Bernstein & Pinchuk, LLP from its position as the principal independent accountant for China Green Material Technologies.

Marcum Bernstein & Pinchuk, LLP was engaged as principal independent accountant on April 27, 2011.  Marcum Bernstein & Pinchuk, LLP did not render an audit report on any of China Green Material Technologies’ financial statements.   Marcum Bernstein & Pinchuk, LLP did not, during the period from April 27, 2011 to July 13, 2011, advise China Green Material Technologies of any of the enumerated items described in Item 304(a)(1)(iv) or 301(a)(1)(v) of Regulation S-K.

China Green Material Technologies and Marcum Bernstein & Pinchuk, LLP have not, during China Green Material Technologies’s two most recent fiscal years or any subsequent period through the date of dismissal, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Marcum Bernstein & Pinchuk, LLP’s satisfaction, would have caused Marcum Bernstein & Pinchuk, LLP to make reference to the subject matter of the disagreement in connection with its reports.

China Green Material Technologies has requested Marcum Bernstein & Pinchuk, LLP to furnish a letter addressed to the Securities Exchange Commission stating whether or not Marcum Bernstein & Pinchuk, LLP agrees with the statements in this Form 8-K.  A copy of the letter is filed as an exhibit to this 8-K.

On July 13, 2011 China Green Material Technologies retained the firm of Simon & Edward, LLP to audit China Green Material Technologies’ financial statements for the year ended December 31, 2011.  At no time during the two most recent fiscal years and the subsequent interim period through July 13, 2011, the date of the engagement, did China Green Material Technologies consult with Simon & Edward, LLP regarding any matter of the sort described above with reference to Marcum Bernstein & Pinchuk, LLP, any issue relating to the financial statements of China Green Material Technologies, or the type of audit opinion that might be rendered for China Green Material Technologies.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1	Letter from Marcum Bernstein & Pinchuk, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Dated: July 18, 2011	By:	/s/ Zhonghao Su
Zhonghao Su
Chief Executive Officer